            GMACM Home Equity Loan Trust 2007-HE1

                                                                                   $[ ] (Approximate)
                                                                             Subject to a +/- 10% variance

                                                                                  Subject to Revision

                                                                        March 20, 2007 - Free Writing Prospectus

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this  communication  relates.  Before you invest, you should read the prospectus in that  registration  statement and other documents the depositor has filed with the SEC for more complete  information  about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  the issuer or any underwriter or any dealer  participating  in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing  prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus  supplement.  The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes information contained in any prior similar free writing prospectus relating to these securities.  This free writing  prospectus is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.

This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the  asset-backed  securities  referred to in this free writing prospectus  and to solicit an indication of your interest in purchasing  such  securities,  when, as and if issued.  Any such  indication of interest will not  constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE,  COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL,  ACCOUNTANT AND OTHER ADVISORS AS
TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached  information may contain certain tables and other statistical  analyses (the "Computational  Materials") that have been prepared in reliance upon information  furnished by the issuer,  the  preparation  of which used  numerous  assumptions  which may or may not be reflected  herein.  As such,  no assurance  can be given as to the  appropriateness  of the
Computational  Materials for any particular context; or as to whether the Computational  Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions.  The specific  characteristics of the securities may differ from those shown in the Computational  Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational  Materials.
Neither JPMorgan nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments or losses on any of the underlying  assets or the payments or yield on the securities.

THIS  INFORMATION  IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES  (OTHER THAN  JPMORGAN).  JPMORGAN IS ACTING AS  UNDERWRITER  AND NOT ACTING AS
AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright  2007 JPMorgan Chase & Co. - All rights  reserved.  J.P.  Morgan  Securities  Inc.  (JPMSI),  member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached  materials.  Clients  should contact  analysts and execute  transactions  through a JPMorgan Chase & Co.  subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.
JPMORGAN

The  information  herein will be superseded in its entirety by the final  prospectus and prospectus  supplement  relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

New Issue Computational Materials

$[ ] (Approximate)

GMACM Home Equity Loan Trust 2007-HE1
Issuing Entity

Residential Asset Mortgage Products, Inc.
Depositor

GMAC Mortgage, LLC
Sponsor and Servicer

March 20, 2007

Expected Timing:                 Pricing Date:                  On or about March [23], 2007
                                 Closing Date:                  On or about March [29], 2007
                                 First Payment Date:            April 25, 2007

Structure:                       Initial Collateral:            Approximately $[ ] Closed-End, Fixed-Rate, Primarily Second-Lien Home Equity Loans
                                 Rating Agencies:               Moody’s and Standard & Poor’s

                                                                                 GMACM Series 2007-HE1
                                                                  Collateral Characteristics (Closed End Second Liens)
                                                                         Initial Closed End Second Lien Mortgage Loans
                                                                                     As of the Cut-off Date

----------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Minimum                        Maximum
Scheduled Principal Balance                                           $889,403,377                    $2,157                          $998,055
Average Scheduled Principal Balance                                      $53,456
Number of Mortgage Loans                                                 16,638

Weighted Average Gross Coupon                                            8.707%                       5.250%                          16.600%
Weighted Average FICO Score                                                716                          577                             819
Weighted Average Combined Original LTV                                   78.21%                        1.75%                          100.00%

Weighted Average Original Term                                             220                          60                              360
Weighted Average Stated Remaining Term                                     219                          39                              360
Weighted Average Seasoning                                                  1                            0                               78

Maturity Date                                                                                      June 25, 2010                   April 1, 2037
Maximum ZIP Code Concentration                                         85364(0.17%)

ARM                                                                       0.00%                                   Investor             2.13%
Fixed Rate                                                               100.00%                                   Primary             95.88%
                                                                                                               Second Home             1.99%
Interest Only                                                             0.00%
Not Interest Only                                                        100.00%                                 2-4 Units             1.71%
                                                                                                                     Condo             5.59%
First Lien                                                                5.45%                       Manufactured Housing             0.00%
Second Lien                                                              94.55%                                        PUD             8.68%
                                                                                                             Single Family             84.00%
Full Documentation                                                       54.91%                                  Townhouse             0.02%
GMAC AAA Documentation                                                   30.95%
Lite Documentation                                                        1.82%                            Top Five States
Stated Income Documentation                                               9.87%                                 California             20.73%
No Documentation                                                          2.44%                                    Florida             6.39%
                                                                                                                New Jersey             5.82%
Cash Out Refinance                                                       82.68%                                   Michigan             4.93%
Purchase                                                                 12.15%                                    Arizona             4.33%
Rate/Term Refinance                                                       5.16%
----------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                              Original Principal Balances
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Range of                                         Number                Current                  Current                Weighted                 Average                Average
Original Principal                                 of                 Principal                Principal                Average                Original                 Credit
Balances ($)                                     Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
25,000.00 or less                                3,501              $71,939,038.29               8.09%          9.052%          74.36%         708
25,000.01 - 50,000.00                            7,018              265,642,652.26               29.87                   8.970                   77.02                   709
50,000.01 - 75,000.00                            3,074              190,826,224.45               21.46                   8.743                   79.50                   718
75,000.01 - 100,000.00                           1,566              138,155,602.12               15.53                   8.684                   78.62                   715
100,000.01 - 125,000.00                           606               68,472,174.62                7.70                    8.421                   80.53                   721
125,000.01 - 150,000.00                           369               51,137,549.75                5.75                    8.432                   79.06                   718
150,000.01 - 175,000.00                           191               31,226,382.58                3.51                    8.264                   81.95                   724
175,000.01 - 200,000.00                           153               29,183,471.20                3.28                    8.219                   79.45                   720
200,000.01 - 225,000.00                            49               10,491,832.63                1.18                    7.980                   79.21                   727
225,000.01 - 250,000.00                            43               10,294,866.11                1.16                    8.124                   79.40                   725
250,000.01 - 275,000.00                            19                5,040,188.34                0.57                    7.869                   78.19                   724
275,000.01 - 300,000.00                            29                8,501,066.03                0.96                    7.548                   79.01                   752
300,000.01 - 325,000.00                            3                  954,216.28                 0.11                    7.589                   75.14                   759
325,000.01 - 350,000.00                            5                 1,716,879.83                0.19                    8.131                   73.19                   761
350,000.01 - 375,000.00                            4                 1,440,634.64                0.16                    7.532                   74.58                   730
375,000.01 - 400,000.00                            2                  776,000.00                 0.09                    6.969                   74.51                   787
400,000.01 - 425,000.00                            2                  824,542.71                 0.09                    7.851                   46.15                   779
475,000.01 - 500,000.00                            2                 1,000,000.00                0.11                    8.050                   67.15                   790
775,000.01 - 800,000.00                            1                  782,000.00                 0.09                    6.000                   73.61                   728
975,000.01 - 1,000,000.00                          1                  998,055.26                 0.11                    8.500                   48.92                   738
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the average original principal balance of the loans was $53,600.

                                                                             Outstanding Principal Balances
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Range of                                         Number                Current                  Current                Weighted                 Average                Average
Outstanding Principal                              of                 Principal                Principal                Average                Original                 Credit
Balances ($)                                     Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
25,000.00 or less                                3,540              $72,854,659.49               8.19%          9.049%          74.33%          708
25,000.01 - 50,000.00                            6,990              265,214,580.08               29.82                   8.970                   77.04                   709
50,000.01 - 75,000.00                            3,068              190,578,006.73               21.43                   8.743                   79.49                   718
75,000.01 - 100,000.00                           1,562              138,010,272.32               15.52                   8.682                   78.61                   715
100,000.01 - 125,000.00                           605               68,378,173.12                7.69                    8.422                   80.53                   721
125,000.01 - 150,000.00                           370               51,279,530.57                5.77                    8.431                   79.11                   718
150,000.01 - 175,000.00                           190               31,084,401.76                3.49                    8.265                   81.89                   724
175,000.01 - 200,000.00                           153               29,183,471.20                3.28                    8.219                   79.45                   720
200,000.01 - 225,000.00                            49               10,491,832.63                1.18                    7.980                   79.21                   727
225,000.01 - 250,000.00                            43               10,294,866.11                1.16                    8.124                   79.40                   725
250,000.01 - 275,000.00                            19                5,040,188.34                0.57                    7.869                   78.19                   724
275,000.01 - 300,000.00                            29                8,501,066.03                0.96                    7.548                   79.01                   752
300,000.01 - 325,000.00                            3                  954,216.28                 0.11                    7.589                   75.14                   759
325,000.01 - 350,000.00                            5                 1,716,879.83                0.19                    8.131                   73.19                   761
350,000.01 - 375,000.00                            4                 1,440,634.64                0.16                    7.532                   74.58                   730
375,000.01 - 400,000.00                            2                  776,000.00                 0.09                    6.969                   74.51                   787
400,000.01 - 425,000.00                            2                  824,542.71                 0.09                    7.851                   46.15                   779
475,000.01 - 500,000.00                            2                 1,000,000.00                0.11                    8.050                   67.15                   790
775,000.01 - 800,000.00                            1                  782,000.00                 0.09                    6.000                   73.61                   728
975,000.01 - 1,000,000.00                          1                  998,055.26                 0.11                    8.500                   48.92                   738
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%          78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the average outstanding principal balance of the loans was $53,456.

                                                                                  Mortgage Loan Rates
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Range of                                         Number                Current                  Current                Weighted                 Average                Average
Mortgage Loan                                      of                 Principal                Principal                Average                Original                 Credit
Rates (%)                                        Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
5.000 - 5.499                                      3                 $397,550.78                 0.04%         5.369%          53.93%          765
5.500 - 5.999                                      40                3,013,619.43                0.34                    5.850                   54.57                   755
6.000 - 6.499                                     161               14,935,450.62                1.68                    6.231                   60.39                   749
6.500 - 6.999                                     550               45,197,908.51                5.08                    6.777                   65.89                   748
7.000 - 7.499                                     774               56,524,210.54                6.36                    7.233                   70.89                   747
7.500 - 7.999                                    3,545              186,235,600.41               20.94                   7.760                   67.79                   746
8.000 - 8.499                                    3,532              184,316,750.83               20.72                   8.210                   81.77                   736
8.500 - 8.999                                    1,891              100,330,950.17               11.28                   8.713                   81.63                   711
9.000 - 9.499                                    1,439              75,934,711.67                8.54                    9.223                   82.34                   692
9.500 - 9.999                                    1,476              74,492,870.01                8.38                    9.716                   86.03                   687
10.000 - 10.499                                   752               37,967,541.26                4.27                   10.240                   86.08                   677
10.500 - 10.999                                   906               41,407,252.74                4.66                   10.732                   84.06                   652
11.000 - 11.499                                   483               21,536,491.95                2.42                   11.196                   83.23                   645
11.500 - 11.999                                   411               19,693,603.49                2.21                   11.742                   92.49                   649
12.000 - 12.499                                   224                9,101,168.24                1.02                   12.168                   92.09                   641
12.500 - 12.999                                   108                4,450,034.43                0.50                   12.725                   94.96                   649
13.000 - 13.499                                   220                9,213,837.27                1.04                   13.273                   93.67                   639
13.500 - 13.999                                   112                4,189,216.75                0.47                   13.669                   98.03                   640
14.000 - 14.499                                    4                  226,582.81                 0.03                   14.272                   94.22                   664
14.500 - 14.999                                    4                  188,936.98                 0.02                   14.566                   91.50                   663
15.000 - 15.499                                    1                  10,000.00                  0.00                   15.155                   82.61                   604
15.500 - 15.999                                    1                  11,388.21                  0.00                   15.750                   95.00                   671
16.500 - 16.999                                    1                  27,700.00                  0.00                   16.600                   94.97                   669
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the weighted average Mortgage Rate of the loans was 8.707%.

                                                                      Credit Scores as of the Date of Origination
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
Range of                                           of                 Principal                Principal                Average                Original                 Credit
Credit Scores                                    Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
575 - 599                                         357               $12,311,006.38               1.38%         11.251%         66.08%          590
600 - 624                                         659               24,809,945.64                2.79                   11.140                   74.32                   614
625 - 649                                        1,354              61,999,050.00                6.97                   10.643                   81.45                   638
650 - 674                                        1,782              92,748,810.86                10.43                   9.905                   82.16                   663
675 - 699                                        2,502              141,534,688.48               15.91                   8.932                   80.49                   688
700 - 724                                        2,625              154,702,285.31               17.39                   8.396                   79.97                   712
725 - 749                                        2,564              147,027,671.69               16.53                   8.050                   78.74                   737
750 - 774                                        2,446              133,401,958.38               15.00                   7.951                   77.32                   762
775 - 799                                        1,798              92,415,460.39                10.39                   7.841                   72.13                   786
800 - 824                                         551               28,452,499.97                3.20                    7.682                   67.24                   807
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                         Combined Original Loan to Value Ratios
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Range of                                         Number                Current                  Current                Weighted                 Average                Average
Combined Original                                  of                 Principal                Principal                Average                Original                 Credit
Loan to Value Ratios (%)                         Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
0.01 - 5.00                                        11                $232,866.99                 0.03%          7.678%         4.10%          769
5.01 - 10.00                                       64                1,887,570.83                0.21                    8.240                   7.99                    720
10.01 - 15.00                                      92                3,643,401.31                0.41                    7.866                   12.39                   743
15.01 - 20.00                                     125                5,172,736.03                0.58                    8.102                   17.71                   730
20.01 - 25.00                                     139                6,047,062.79                0.68                    7.888                   22.53                   742
25.01 - 30.00                                     166                7,055,465.45                0.79                    7.890                   27.70                   735
30.01 - 35.00                                     252               11,799,419.11                1.33                    7.887                   32.60                   734
35.01 - 40.00                                     296               13,926,586.79                1.57                    7.957                   37.75                   739
40.01 - 45.00                                     359               19,234,733.20                2.16                    7.900                   42.48                   731
45.01 - 50.00                                     466               24,777,474.06                2.79                    8.039                   47.63                   726
50.01 - 55.00                                     486               25,621,677.23                2.88                    7.957                   52.64                   729
55.01 - 60.00                                     603               32,647,145.48                3.67                    8.031                   57.45                   723
60.01 - 65.00                                     747               42,322,931.63                4.76                    8.054                   62.59                   719
65.01 - 70.00                                     891               52,443,674.62                5.90                    8.068                   67.85                   718
70.01 - 75.00                                    1,017              58,321,770.63                6.56                    8.316                   72.65                   710
75.01 - 80.00                                    2,045              124,487,754.56               14.00                   8.361                   78.26                   708
80.01 - 85.00                                    1,303              64,404,947.93                7.24                    8.993                   83.15                   705
85.01 - 90.00                                    2,412              114,984,019.92               12.93                   8.985                   88.59                   713
90.01 - 95.00                                    2,188              113,949,389.34               12.81                   9.231                   93.88                   712
95.01 - 100.00                                   2,976              166,442,749.20               18.71                   9.478                   99.25                   717
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                          Original Term to Scheduled Maturity
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Original Term to                                 Number                Current                  Current                Weighted                 Average                Average
Scheduled Maturity                                 of                 Principal                Principal                Average                Original                 Credit
(months)                                         Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
1 - 60                                            160               $4,273,306.22                0.48%          8.069%         56.33%         741
61 - 120                                          634               21,855,761.97                2.46                    8.108                   61.88                   731
121 - 180                                        10,377             539,851,638.63               60.70                   8.550                   79.29                   721
181 - 240                                         450               25,662,915.64                2.89                    8.317                   74.64                   723
241 - 300                                        4,980              295,086,839.33               33.18                   9.080                   77.99                   703
301 - 360                                          37                2,672,915.31                0.30                    8.831                   88.99                   718
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the weighted average Original Term to Scheduled Maturity of the loans was 220 months.

                                                                          Remaining Term to Scheduled Maturity
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
Range of Remaining Term                          Number                Current                  Current                Weighted                 Average                Average
To Scheduled Maturity                              of                 Principal                Principal                Average                Original                 Credit
(months)                                         Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
1 - 60                                            160               $4,273,306.22                0.48%          8.069%          56.33%          741
61 - 120                                          637               21,934,160.51                2.47                    8.119                   61.93                   731
121 - 180                                        10,375             539,819,730.17               60.69                   8.550                   79.29                   721
181 - 240                                         454               25,768,532.58                2.90                    8.324                   74.62                   722
241 - 300                                        4,975              294,934,732.31               33.16                   9.080                   77.99                   703
301 - 360                                          37                2,672,915.31                0.30                    8.831                   88.99                   718
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the weighted average Remaining Term to Scheduled Maturity of the loans was 219 months.

                                                                                 Debt-to-Income Ratios
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
Range of                                           of                 Principal                Principal                Average                Original                 Credit
Debt-to-Income Ratios (%)                        Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
<= 0.00                                           478               $28,417,026.79               3.20%         9.793%         76.06%          717
0.01 - 20.00                                      620               30,666,981.43                3.45                    7.998                   61.08                   742
20.01 - 25.00                                     873               38,902,958.52                4.37                    8.228                   68.17                   735
25.01 - 30.00                                    1,497              76,318,163.35                8.58                    8.235                   72.92                   730
30.01 - 35.00                                    2,249              113,338,181.83               12.74                   8.407                   76.06                   724
35.01 - 40.00                                    2,837              148,194,302.75               16.66                   8.668                   79.16                   715
40.01 - 45.00                                    3,786              206,114,565.78               23.17                   8.798                   79.80                   710
45.01 - 50.00                                    2,608              148,704,715.30               16.72                   8.963                   82.97                   708
50.01 - 55.00                                    1,174              66,976,586.22                7.53                    9.078                   83.33                   703
55.01 - 60.00                                     412               25,856,948.25                2.91                    8.889                   81.54                   702
60.01 >=                                          104                5,912,946.88                0.66                    8.540                   81.90                   715
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the weighted average Debt Ratio of the loans was 39.47%.

                                                                          Fixed Rate and Adjustable Rate Loans
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
Fixed Rate /                                       of                 Principal                Principal                Average                Original                 Credit
Adjustable Rate                                  Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Fixed Rate Mortgage                              16,638            $889,403,377.10              100.00%          8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                               Product Type Descriptions
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Product Type Description                         Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
5 Yr Fixed                                        160               $4,273,306.22                0.48%          8.069%         56.33%          741
10 Yr Fixed                                       634               21,855,761.97                2.46                    8.108                   61.88                   731
15 Year Fixed                                    4,540              205,338,244.55               23.09                   8.185                   69.05                   722
20 Year Fixed                                     450               25,662,915.64                2.89                    8.317                   74.64                   723
25 Year Fixed                                    4,980              295,086,839.33               33.18                   9.080                   77.99                   703
30 Year Fixed                                      37                2,672,915.31                0.30                    8.831                   88.99                   718
15/30 Fixed Balloon                              5,837              334,513,394.08               37.61                   8.774                   85.58                   721
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Interest Only
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Interest Only                                    Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Not Interest Only                                16,638            $889,403,377.10              100.00%         8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Lien Position
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Lien                                             Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
First Lien                                        885               $48,470,344.58               5.45%          8.248%          49.36%          721
Second Lien                                      15,753             840,933,032.52               94.55                   8.733                   79.88                   715
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                   Documentation Type
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Documentation Type                               Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Standard                                         10,056            $488,412,996.53               54.91%         9.166%          84.29%          699
AAA                                              4,363              275,299,902.83               30.95                   7.760                   65.83                   741
Family First Direct                               521               27,327,073.30                3.07                    7.869                   75.80                   739
Stated Income                                     461               24,860,412.61                2.80                    9.715                   89.99                   721
Stated Documentation                              228               18,745,606.01                2.11                    9.683                   82.55                   703
No Income / No Appraisal                          219               13,124,900.71                1.48                    9.276                   73.57                   727
Relocation                                        251               11,319,276.61                1.27                    8.404                   90.81                   736
Select                                            117                9,159,831.41                1.03                    7.831                   77.48                   744
No Income Verification                            122                6,709,785.53                0.75                    9.781                   75.47                   718
GO FAST                                           139                4,637,842.00                0.52                    8.129                   90.73                   760
NO RATIO                                           62                4,530,839.27                0.51                   10.512                   83.52                   701
NO DOC                                             73                3,929,616.94                0.44                   10.702                   76.73                   703
GM Expanded Family                                 14                 720,984.82                 0.08                    8.133                   77.98                   732
SUPER SELECT                                       1                  250,000.00                 0.03                    7.375                   73.77                   766
Super Express                                      5                  154,771.44                 0.02                    9.134                   83.88                   719
NO INCOME/NO ASSET                                 2                  121,884.34                 0.01                   10.160                   78.85                   648
FAST                                               4                  97,652.75                  0.01                    7.496                   87.19                   752
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                      Loan Purpose
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Loan Purpose                                     Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Cashout Refinance                                7,534             $416,679,954.47               46.85%          8.655%          75.95%          716
Debt Consolidation                               4,838              261,830,916.37               29.44                   8.859                   75.84                   705
Purchase                                         2,374              108,084,113.31               12.15                   8.761                   95.50                   736
Home Improvement                                 1,050              56,565,749.46                6.36                    8.615                   74.61                   721
Refinance                                         833               45,934,019.98                5.16                    8.299                   76.11                   724
Education                                          9                  308,623.51                 0.03                    8.802                   61.61                   754
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%         78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Property Type
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Property Type                                    Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Single Family                                    13,916            $747,085,893.58               84.00%          8.694%          76.96%          714
Planned Unit Development                         1,419              77,231,386.75                8.68                    8.771                   87.84                   722
Condominium                                      1,037              49,738,157.40                5.59                    8.698                   83.17                   725
Multi Family                                      262               15,212,883.88                1.71                    9.058                   74.36                   713
Townhouse                                          4                  135,055.49                 0.02                    8.077                   95.72                   752
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                    Occupancy Status
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Occupancy Status                                 Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Primary Residence                                15,901            $852,720,512.56               95.88%         8.679%          78.39%         715
Investment Property                               429               18,940,442.31                2.13                    9.995                   74.43                   713
Second Home                                       308               17,742,422.23                1.99                    8.684                   73.72                   727
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                  Year of Origination
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Year of Origination                              Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
2000                                               4                 $133,913.43                 0.02%         11.197%         81.41%          617
2001                                               4                  118,688.41                 0.01                   10.680                   80.15                   622
2002                                               1                  24,393.80                  0.00                   11.375                   84.33                   606
2003                                               7                  171,290.21                 0.02                    8.432                   85.03                   650
2004                                               3                  58,068.52                  0.01                    8.116                   55.79                   624
2005                                               6                  180,684.06                 0.02                    9.157                   68.29                   602
2006                                             6,188              326,239,315.18               36.68                   8.774                   79.31                   715
2007                                             10,425             562,477,023.49               63.24                   8.667                   77.58                   716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%         78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Balloon Loans
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Balloon Loans                                    Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Balloon Loan                                     5,837             $334,513,394.08               37.61%          8.774%          85.58%         721
Not Balloon Loan                                 10,801             554,889,983.02               62.39                   8.666                   73.77                   713
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%          8.707%          78.21%          716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                           Geographical Distribution by State
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
State                                            Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
Alabama                                           164               $6,122,942.34                0.69%         9.194%         80.35%         701
Alaska                                             76                4,175,930.47                0.47                    9.377                   83.54                   699
Arizona                                           720               38,505,983.67                4.33                    8.740                   79.23                   715
Arkansas                                           45                1,483,214.42                0.17                    8.335                   97.28                   735
California                                       2,489              184,335,435.42               20.73                   8.411                   70.90                   719
Colorado                                          469               24,111,774.62                2.71                    8.608                   86.34                   728
Connecticut                                       358               18,904,574.53                2.13                    8.970                   80.70                   711
Delaware                                          104                5,463,545.30                0.61                    8.886                   84.75                   717
District Of Columbia                               16                 807,649.41                 0.09                    8.779                   77.36                   719
Florida                                          1,070              56,861,552.62                6.39                    8.841                   74.32                   707
Georgia                                           405               17,498,634.61                1.97                    8.985                   83.85                   711
Hawaii                                            108                9,784,998.03                1.10                    9.060                   73.63                   719
Idaho                                             141                6,421,087.63                0.72                    8.955                   81.66                   707
Illinois                                          657               33,541,546.28                3.77                    8.784                   83.63                   718
Indiana                                           402               15,211,598.74                1.71                    8.836                   85.14                   719
Iowa                                              150                4,979,777.73                0.56                    8.987                   85.98                   718
Kansas                                             93                3,521,622.83                0.40                    9.035                   83.48                   717
Kentucky                                          103                4,171,761.24                0.47                    9.332                   84.26                   697
Louisiana                                         130                5,730,006.11                0.64                    9.139                   81.44                   704
Maine                                             108                4,957,674.75                0.56                    8.681                   75.05                   710
Maryland                                          366               21,802,769.53                2.45                    8.702                   77.13                   707
Massachusetts                                     516               28,460,247.09                3.20                    8.545                   82.14                   724
Michigan                                         1,017              43,882,751.44                4.93                    8.529                   83.48                   729
Minnesota                                         198               10,412,864.76                1.17                    8.639                   83.19                   722
Mississippi                                       101                3,558,871.42                0.40                    9.268                   84.06                   706
Missouri                                          296               11,190,864.74                1.26                    8.905                   81.79                   718
Montana                                            78                3,659,644.60                0.41                    9.106                   76.78                   719
Nebraska                                           55                2,062,976.40                0.23                    8.851                   87.91                   719
Nevada                                            228               12,602,443.72                1.42                    8.795                   76.20                   713
New Hampshire                                     185                8,997,429.83                1.01                    8.714                   82.36                   718
New Jersey                                        774               51,798,144.69                5.82                    8.535                   77.04                   714
New Mexico                                         81                4,321,988.17                0.49                    9.088                   73.38                   695
New York                                          596               35,635,989.70                4.01                    8.671                   71.69                   710
North Carolina                                    374               16,588,762.13                1.87                    8.895                   82.32                   719
North Dakota                                       15                 488,141.90                 0.05                    8.636                   82.40                   726
Ohio                                              274               10,211,808.25                1.15                    9.152                   82.60                   706
Oklahoma                                          136                4,753,124.42                0.53                    9.153                   80.57                   714
Oregon                                            298               16,164,608.56                1.82                    8.825                   82.00                   713
Pennsylvania                                      637               29,803,003.86                3.35                    9.014                   80.92                   711
Rhode Island                                       69                4,158,210.39                0.47                    8.744                   78.27                   719
South Carolina                                    224                8,141,891.06                0.92                    9.112                   84.71                   709
South Dakota                                       14                 555,964.17                 0.06                    8.576                   84.67                   749
Tennessee                                         215                8,407,504.53                0.95                    9.199                   85.14                   708
Texas                                             409               15,910,294.51                1.79                    8.507                   76.44                   713
Utah                                              249               12,139,692.36                1.36                    8.877                   83.11                   709
Vermont                                            45                2,376,046.22                0.27                    9.269                   77.27                   694
Virginia                                          567               32,380,362.53                3.64                    8.717                   79.03                   714
Washington                                        449               27,047,904.08                3.04                    8.681                   81.64                   713
West Virginia                                      79                3,332,714.19                0.37                    9.421                   78.35                   692
Wisconsin                                         229                9,392,797.27                1.06                    8.623                   83.63                   727
Wyoming                                            56                2,572,249.83                0.29                    8.607                   83.44                   730
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, no more than approximately 0.17% of the mortgage loans were secured by mortgage properties in any one postal zip code (85364).

                                                                                     Junior Ratios
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Range of Junior Ratios (%)                       Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
<= 0.00                                           885               $48,470,344.58               5.45%         8.248%         49.36%         721
0.01 - 5.00                                        77                1,032,472.44                0.12                    9.444                   81.99                   702
5.01 - 10.00                                     1,029              26,522,774.61                2.98                    9.171                   79.87                   705
10.01 - 15.00                                    2,722              89,669,299.43                10.08                   8.984                   81.29                   711
15.01 - 20.00                                    4,128              185,426,045.49               20.85                   8.947                   87.77                   719
20.01 - 25.00                                    2,428              128,425,138.35               14.44                   8.861                   80.95                   712
25.01 - 30.00                                    1,778              110,343,830.48               12.41                   8.815                   79.40                   711
30.01 - 35.00                                    1,251              89,647,252.06                10.08                   8.607                   76.38                   713
35.01 - 40.00                                     839               67,756,371.24                7.62                    8.560                   76.53                   715
40.01 - 45.00                                     563               50,845,639.95                5.72                    8.220                   73.53                   723
45.01 - 50.00                                     381               35,667,574.70                4.01                    8.360                   74.19                   717
50.01 - 55.00                                     217               21,927,488.64                2.47                    8.067                   72.31                   726
55.01 - 60.00                                     122               13,264,768.93                1.49                    8.214                   70.97                   725
60.01 - 65.00                                      79                8,654,325.74                0.97                    8.107                   67.57                   737
65.01 - 70.00                                      42                3,994,866.11                0.45                    8.004                   68.80                   740
70.01 - 75.00                                      24                2,650,852.38                0.30                    7.499                   65.62                   729
75.01 - 80.00                                      28                2,165,328.33                0.24                    7.886                   51.91                   734
80.01 - 85.00                                      15                1,282,432.99                0.14                    7.206                   61.16                   751
85.01 - 90.00                                      9                  495,869.41                 0.06                    8.875                   47.92                   719
90.01 - 95.00                                      14                 799,211.91                 0.09                    8.118                   47.20                   750
95.01 - 100.00                                     7                  361,489.33                 0.04                    8.306                   44.23                   715
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                        o     As of the cut-off date, the weighted average junior ratio of the loans was approximately 27.61%.

                                                                                Prepayment Penalty Flag
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Prepayment Penalty Flag                          Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
No Prepayment Penalty                            16,635            $889,163,734.76               99.97%         8.706%         78.21%         716
Prepayment Penalty                                 3                  239,642.34                 0.03                   10.365                   95.56                   691
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            Original Prepayment Penalty Term
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Percent of                                       Weighted                Weighted
                                                 Number                Current                  Current                Weighted                 Average                Average
                                                   of                 Principal                Principal                Average                Original                 Credit
Prepayment Penalty Term                          Loans                 Balance                  Balance                 Coupon                   CLTV                   Score
None                                             16,635            $889,163,734.76               99.97%         8.706%         78.21%         716
36                                                 3                  239,642.34                 0.03                   10.365                   95.56                   691
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Total:                                           16,638            $889,403,377.10              100.00%         8.707%         78.21%         716
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------